SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 7, 2007

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 8, 2007, ON Semiconductor Corporation (“ON Semiconductor” or “Company”) announced in a news release that it has agreed to repurchase 5 million shares of its common stock from Lehman Brothers Inc. The Company reached this agreement, following an authorization from the Board of Directors of ON Semiconductor and its Pricing Committee, with Lehman Brothers as the underwriter of the recently announced public resale of 49.2 million shares by affiliates of the Texas Pacific Group (“TPG”). The Company will pay $11.05 per share, which is the same price per share as the underwriter-priced shares offered to public investors. The Company will use cash on hand to pay the total repurchase price of $55,250,000. The consummation of this transaction is expected to occur on May 11, 2007. A copy of the related news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

From time to time, Lehman Brothers Inc. and its affiliates have, directly or indirectly, provided investment and commercial banking or financial advisory services to the Company, for which they have received customary fees and commissions, and may provide these services to the Company and others in the future, for which it would be expected that they would receive customary fees and commissions.

Item 8.01.	Other Events.

On May 8, 2007, ON Semiconductor announced in a news release that affiliates of TPG, ON Semiconductor’s largest shareholder, have sold approximately 49.2 million shares of ON Semiconductor’s common stock. A copy of the related news release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In connection with the above-referenced transaction, ON Semiconductor Corporation entered into an Underwriting Agreement with TPG Semiconductor Holdings LLC, TPG ON Holdings LLC and Lehman Brothers Inc. dated May 7, 2007. A copy of this Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Information in this Item 8.01, along with Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. In addition, this information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in the filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired
Not applicable.

(b)	Pro Forma Financial Information
Not applicable.

(c)	Shell Company Transactions
Not applicable.

(d)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 7, 2007 among ON Semiconductor Corporation, TPG Semiconductor Holdings LLC, TPG ON Holdings LLC and Lehman Brothers Inc.

99.1	News release for ON Semiconductor Corporation dated May 8, 2007 titled “ON Semiconductor Repurchases 5 Million Shares of Common Stock” (1)

99.2	News release for ON Semiconductor Corporation dated May 8, 2007 titled “ON Semiconductor Announces Sale of Shares by Texas Pacific Group” (1)

(1)	Furnished and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: May 9, 2007	By:	/s/ GEORGE H. CAVE
	Name:	George H. Cave
	Title:	Senior Vice President, General Counsel, Chief Compliance and Ethics Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 7, 2007 among ON Semiconductor Corporation, TPG Semiconductor Holdings LLC, TPG ON Holdings LLC and Lehman Brothers Inc.

99.1	News release for ON Semiconductor Corporation dated May 8, 2007 titled “ON Semiconductor Repurchases 5 Million Shares of Common Stock” (1)

99.2	News release for ON Semiconductor Corporation dated May 8, 2007 titled “ON Semiconductor Announces Sale of Shares by Texas Pacific Group” (1)

(1)	Furnished and not filed.